Exhibit 99.1

Donaldson Reports Record Second Quarter Fiscal Year 2024 Sales and Earnings

Second quarter sales were $876.7 million, up 5.8% compared with 2023
EPS of $0.81 up 15.9% versus 2023 GAAP EPS and up 8.0% versus 2023 adjusted EPS
Raising fiscal 2024 operating margin and EPS guidance
On track to deliver record full-year sales and EPS

MINNEAPOLIS (February 28, 2024) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported second quarter fiscal 2024 generally accepted accounting principles (GAAP) net earnings of $98.7 million, compared with $86.0 million in fiscal 2023. Second quarter 2023 earnings include pre-tax restructuring and other charges of $9.3 million largely related to the Company’s organizational redesign. Second quarter 2024 GAAP earnings per share (EPS)1 were $0.81 compared with 2023 GAAP and adjusted earnings per share of $0.70 and $0.75, respectively. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“Our second quarter results reflect strength in several key businesses across all three operating segments,” said Tod Carpenter, chairman, president and chief executive officer. “Through our diversified business model, we delivered solid sales growth and gross margin expansion as we worked to meet the needs of our customers and deliver on our purpose of Advancing Filtration for a Cleaner World.”

“Given our confidence in executing on our strategic growth initiatives while investing for future profitable growth for the remainder of the year, we are increasing our earnings expectations for fiscal 2024. Looking ahead, our commitment to delivering higher levels of profitability on higher sales through our balanced growth strategy will enable us to achieve our fiscal 2026 Investor Day targets and continue to return value to our shareholders.”
1 All EPS figures refer to diluted EPS.

Donaldson Company Reports Fiscal Second Quarter 2024 Earnings - Page 2 of 5
Second Quarter Operating Results

Sales of $876.7 million were up 5.8% compared with 2023, driven by volume growth and pricing benefits.

	Three Months Ended		Six Months Ended
	January 31, 2024		January 31, 2024
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(13.4)%	(14.1)%	(11.0)%	(12.5)%
On-Road	(3.0)	(2.3)	1.0	1.2
Aftermarket	11.3	10.7	4.4	3.6
Total Mobile Solutions segment	5.3	4.8	1.2	0.3

Industrial Solutions segment
Industrial Filtration Solutions	6.0	5.4	6.7	5.6
Aerospace and Defense	12.4	11.5	9.2	7.8
Total Industrial Solutions segment	6.9	6.2	7.0	5.9

Life Sciences segment
Total Life Sciences segment	6.0	5.1	0.8	(1.0)

Total Company	5.8%	5.3%	2.8%	1.8%

Mobile Solutions segment (Mobile) sales increased 5.3% from pricing and higher volumes. Aftermarket sales increased 11.3% as a result of market share gains and elevated vehicle utilization rates. On-Road sales decreased 3.0% and Off-Road sales decreased 13.4% due to lower global equipment production and weakness in agriculture markets.

Industrial Solutions segment (Industrial) sales increased 6.9% driven primarily by volume growth through market share gains and solid end-market conditions. Aerospace and Defense sales grew 12.4% from continued strength in Defense sales. Industrial Filtration Solutions (IFS) sales grew 6.0% as a result of robust dust collection and Power Generation sales.

Life Sciences segment (Life Sciences) sales increased 6.0% as Disk Drive sales rebounded from weak prior year market conditions.

Donaldson Company Reports Fiscal Second Quarter 2024 Earnings - Page 3 of 5
Gross margin was 35.2%, up 90 basis points from 34.3% in 2023 driven by pricing benefits and deflation in freight and select material costs. Second quarter 2023 adjusted gross margin was 34.5%.

Operating expenses as a percentage of sales were 20.4%, slightly above 20.3% in the prior year, due to increased hiring and investments in the scaling of acquired Life Sciences businesses. Second quarter 2023 adjusted operating expenses as a percentage of sales, which exclude restructuring and other charges, were 19.3%.

Operating income as a percentage of sales (operating margin) of 14.8% increased 80 basis points year over year from 14.0% in 2023 driven by gross margin improvement. Second quarter operating margin was down 40 basis points versus adjusted operating margin of 15.2% in the prior year due to investments in the scaling of acquired Life Sciences businesses.

Interest expense was $5.6 million versus $4.6 million in the prior year due to higher interest rates. Other income, net was $4.9 million compared with $1.6 million in 2023 as a result of higher joint venture income and lower foreign exchange losses versus the prior year period. The Company’s effective tax rate was 23.5% versus 24.1% a year ago driven by a favorable shift in the mix of global earnings and an increase in foreign tax credit benefits.

Year-to-date, Donaldson paid $60.3 million in dividends and repurchased 1.2% of its outstanding shares for $87.1 million.

Fiscal 2024 Outlook

Full-year EPS is forecast to be between $3.24 and $3.32, up from prior guidance of between $3.14 and $3.30 and compared with fiscal 2023 GAAP and adjusted EPS of $2.90 and $3.04, respectively. Sales are expected to increase between 3% and 7% year over year, with a pricing benefit of approximately 2% and a currency translation tailwind of roughly 1%.

Mobile sales are forecast to increase between 1% and 5% versus 2023. Continued softening end-market conditions, including in the agriculture markets and in China, are expected to drive a low double-digit decrease in Off-Road sales. On-Road sales are projected to be flat versus prior year. Aftermarket sales are forecast to grow mid-single digits, benefitting from market share gains and higher vehicle utilization rates.

Industrial sales are expected to increase between 3% and 7% compared with prior year. Driven by strength in dust collection and Power Generation, IFS sales are projected to increase mid-single digits. Aerospace and Defense sales are expected to grow mid-single digits from strong demand and end-market conditions.

Life Sciences sales, driven by increases in all businesses including Food & Beverage, Bioprocessing Equipment and Consumables, and Disk Drive, are forecast to grow approximately 20% year over year.

Donaldson Company Reports Fiscal Second Quarter 2024 Earnings - Page 4 of 5
Operating margin is expected to improve to between 15.0% and 15.4%, up from prior guidance of between 14.7% and 15.3% and versus 14.0%, or 14.6% on an adjusted basis, in 2023. Year over year gross margin improvement is forecast to offset investments in the Life Sciences segment.

Interest expense is forecast to be approximately $23 million and other income is expected to be between $10 million and $12 million. Donaldson projects a fiscal 2024 effective income tax rate of between 24% and 25%.

Capital expenditures are forecast to be between $95 million and $110 million and free cash flow conversion is expected to be between 95% and 105%. For the full year, Donaldson anticipates repurchasing approximately 2% of its shares outstanding.

Miscellaneous

The Company will webcast its second quarter fiscal 2024 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal Second Quarter 2024 Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including natural disasters; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments to ESG; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2024	2023	Change	2024	2023	Change
Net sales	$876.7	$828.3	5.8%	$1,723.0	$1,675.6	2.8%
Cost of sales	568.1	543.9	4.4	1,113.5	1,104.0	0.9
Gross profit	308.6	284.4	8.5	609.5	571.6	6.6
Selling, general and administrative	156.8	149.6	4.9	311.8	298.8	4.4
Research and development	22.1	18.5	19.0	43.4	37.2	16.5
Operating expenses	178.9	168.1	6.4	355.2	336.0	5.7
Operating income	129.7	116.3	11.5	254.3	235.6	8.0
Interest expense	5.6	4.6	20.3	11.1	9.2	20.5
Other income, net	(4.9)	(1.6)	NM(1)	(8.7)	(3.4)	NM(1)
Earnings before income taxes	129.0	113.3	13.9	251.9	229.8	9.6
Income taxes	30.3	27.3	11.0	61.1	56.6	7.7
Net earnings	$98.7	$86.0	14.8%	$190.8	$173.2	10.2%

Weighted average shares – basic	120.5	121.7	(0.9)%	120.7	122.2	(1.2)%
Weighted average shares – diluted	122.1	123.3	(1.0)%	122.4	123.7	(1.1)%

Net EPS – basic	$0.82	$0.71	15.9%	$1.58	$1.42	11.5%
Net EPS – diluted	$0.81	$0.70	15.9%	$1.56	$1.40	11.4%

Dividends paid per share	$0.25	$0.23	8.7%	$0.50	$0.46	8.7%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31,	July 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$193.8	$187.1
Accounts receivable, net	599.3	599.7
Inventories, net	433.4	418.1
Prepaid expenses and other current assets	90.7	81.1
Total current assets	1,317.2	1,286.0
Property, plant and equipment, net	647.0	652.9
Goodwill	475.9	481.1
Intangible assets, net	179.4	188.1
Other long-term assets	164.0	162.4
Total assets	$2,783.5	$2,770.5

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$50.4	$34.1
Current maturities of long-term debt	211.7	125.0
Accounts payable	325.8	304.9
Accrued employee compensation and related taxes	110.3	119.4
Deferred revenue	29.7	25.3
Income taxes payable	37.1	32.3
Dividends payable	30.1	30.4
Other current liabilities	98.4	85.0
Total current liabilities	893.5	756.4
Long-term debt	352.0	496.6
Non-current income taxes payable	40.1	56.5
Deferred income taxes	21.9	32.3
Other long-term liabilities	100.2	108.0
Total liabilities	1,407.7	1,449.8

Total stockholders’ equity	1,375.8	1,320.7
Total liabilities and stockholders’ equity	$2,783.5	$2,770.5
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31,
	2024	2023
Operating Activities
Net earnings	$190.8	$173.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48.9	44.8
Deferred income taxes	(10.3)	(7.1)
Stock-based compensation expense	14.5	13.7
Other, net	1.4	2.9
Changes in operating assets and liabilities	(20.3)	(7.0)
Net cash provided by operating activities	225.0	220.5

Investing Activities
Purchases of property, plant and equipment	(44.5)	(57.6)
Net cash used in investing activities	(44.5)	(57.6)

Financing Activities
Proceeds from long-term debt	35.0	40.0
Repayments of long-term debt	(88.7)	(65.0)
Change in short-term borrowings	16.3	0.3
Purchase of treasury stock	(86.6)	(115.2)
Dividends paid	(60.3)	(56.2)
Exercise of stock options and other	12.6	19.3
Net cash used in financing activities	(171.7)	(176.8)
Effect of exchange rate changes on cash	(2.1)	—
Increase (decrease) in cash and cash equivalents	6.7	(13.9)
Cash and cash equivalents, beginning of period	187.1	193.3
Cash and cash equivalents, end of period	$193.8	$179.4
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Gross margin	35.2%	34.3%	35.4%	34.1%
Operating expenses	20.4%	20.3%	20.6%	20.1%
Operating margin	14.8%	14.0%	14.8%	14.1%
Other income, net	(0.5)%	(0.2)%	(0.5)%	(0.2)%
Depreciation and amortization	2.8%	2.7%	2.8%	2.7%
EBITDA	18.2%	16.9%	18.1%	16.9%
Effective tax rate	23.5%	24.1%	24.2%	24.7%
Earnings before income taxes - Mobile Solutions	18.0%	15.0%	17.6%	14.7%
Earnings before income taxes - Industrial Solutions	18.0%	18.8%	17.8%	17.6%
Earnings before income taxes - Life Sciences	(9.2)%	10.6%	(8.1)%	14.0%
Cash conversion ratio	66.7%	84.7%	94.6%	94.1%

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Adjusted Rates
Gross margin	35.2%	34.5%	35.4%	34.2%
Operating expenses	20.4%	19.3%	20.6%	19.1%
Operating margin	14.8%	15.2%	14.8%	15.1%
Other income, net	(0.5)%	(0.2)%	(0.5)%	(0.2)%
Depreciation and amortization	2.8%	2.7%	2.8%	2.7%
EBITDA	18.2%	18.1%	18.1%	17.9%
Effective tax rate	23.5%	24.1%	24.2%	24.7%
Earnings before income taxes - Mobile Solutions	18.0%	15.0%	17.6%	14.7%
Earnings before income taxes - Industrial Solutions	18.0%	18.8%	17.8%	17.6%
Earnings before income taxes - Life Sciences	(9.2)%	10.6%	(8.1)%	14.0%
Cash conversion ratio	66.7%	78.3%	94.6%	87.6%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2024	2023	Change	2024	2023	Change
Net sales
Mobile Solutions segment
Off-Road	$91.9	$106.2	(13.4)%	$186.6	$209.8	(11.0)%
On-Road	33.5	34.5	(3.0)	71.3	70.5	1.0
Aftermarket	424.9	381.8	11.3	832.4	797.1	4.4
Total Mobile Solutions segment	550.3	522.5	5.3	1,090.3	1,077.4	1.2

Industrial Solutions segment
Industrial Filtration Solutions	224.5	211.8	6.0	435.1	407.8	6.7
Aerospace and Defense	38.9	34.6	12.4	74.5	68.2	9.2
Total Industrial Solutions segment	263.4	246.4	6.9	509.6	476.0	7.0

Life Sciences segment
Total Life Sciences segment	63.0	59.4	6.0	123.1	122.2	0.8

Total Company	$876.7	$828.3	5.8%	$1,723.0	$1,675.6	2.8%

Earnings (loss) before income taxes
Mobile Solutions segment	$99.2	$78.6	26.2%	$191.4	$158.9	20.5%
Industrial Solutions segment	47.4	46.3	2.4	90.7	83.9	8.1
Life Sciences segment	(5.8)	6.3	NM(1)	(10.0)	17.1	NM(1)
Corporate and unallocated	(11.8)	(17.9)	34.1	(20.2)	(30.1)	32.9
Total Company	$129.0	$113.3	13.9%	$251.9	$229.8	9.6%

Earnings before income taxes percentage
Mobile Solutions segment	18.0%	15.0%	3.0%	17.6%	14.7%	2.9%
Industrial Solutions segment	18.0%	18.8%	(0.8)%	17.8%	17.6%	0.2%
Life Sciences segment	(9.2)%	10.6%	(19.8)%	(8.1)%	14.0%	(22.1)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended January 31, 2024
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	(13.4)%	(6.5)%	(13.9)%	(23.9)%	(16.3)%
On-Road	(3.0)	—	22.0	(18.9)	—
Aftermarket	11.3	12.3	3.3	14.8	16.7
Total Mobile Solutions segment	5.3	7.9	(1.5)	2.5	14.3

Industrial Solutions segment
Industrial Filtration Solutions	6.0	15.7	(4.0)	6.3	(10.1)
Aerospace and Defense	12.4	12.6	7.7	142.6	N/A
Total Industrial Solutions segment	6.9	15.1	(2.8)	7.7	(10.1)

Life Sciences segment
Total Life Sciences segment	6.0	(37.6)	16.7	19.5	11.1

Total Company	5.8%	8.8%	(0.2)%	6.1%	11.2%

	Six Months Ended January 31, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(11.0)%	(5.7)%	(8.1)%	(23.8)%	(22.4)%
On-Road	1.0	1.3	17.5	(4.7)	(10.6)
Aftermarket	4.4	4.9	0.3	8.7	5.1
Total Mobile Solutions segment	1.2	2.8	(1.7)	—	3.2

Industrial Solutions segment
Industrial Filtration Solutions	6.7	13.0	2.8	(3.6)	0.3
Aerospace and Defense	9.2	8.7	8.0	61.9	N/A
Total Industrial Solutions segment	7.0	12.1	3.4	(2.6)	0.3

Life Sciences segment
Total Life Sciences segment	0.8	(23.2)	14.8	(1.0)	16.1

Total Company	2.8%	5.1%	1.5%	(0.7)%	3.0%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended January 31, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(14.1)%	(6.5)%	(16.9)%	(20.7)%	(18.1)%
On-Road	(2.3)	—	19.4	(15.2)	(3.4)
Aftermarket	10.7	12.3	0.8	17.8	14.3
Total Mobile Solutions segment	4.8	7.9	(4.2)	5.5	12.0

Industrial Solutions segment
Industrial Filtration Solutions	5.4	15.7	(6.5)	9.1	(11.3)
Aerospace and Defense	11.5	12.6	4.2	150.5	N/A
Total Industrial Solutions segment	6.2	15.1	(5.3)	10.6	(11.3)

Life Sciences segment
Total Life Sciences segment	5.1	(37.6)	12.2	22.1	8.9

Total Company	5.3%	8.8%	(3.0)%	9.1%	9.0%

	Six Months Ended January 31, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(12.5)%	(5.7)%	(13.1)%	(21.1)%	(24.3)%
On-Road	1.2	1.3	12.5	(1.3)	(13.4)
Aftermarket	3.6	4.9	(3.7)	11.6	3.3
Total Mobile Solutions segment	0.3	2.8	(6.0)	2.9	1.3

Industrial Solutions segment
Industrial Filtration Solutions	5.6	13.0	(1.3)	(1.0)	(0.9)
Aerospace and Defense	7.8	8.7	2.5	65.7	N/A
Total Industrial Solutions segment	5.9	12.1	(0.9)	(0.1)	(0.9)

Life Sciences segment
Total Life Sciences segment	(1.0)	(23.2)	8.5	0.5	14.2

Total Company	1.8%	5.1%	(3.0)%	1.9%	1.2%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$87.0	$102.3	$225.0	$220.5
Net capital expenditures	(21.2)	(29.5)	(44.5)	(57.6)
Free cash flow	$65.8	$72.8	$180.5	$162.9

Net earnings	$98.7	$86.0	$190.8	$173.2
Income taxes	30.3	27.3	61.1	56.6
Interest expense	5.6	4.6	11.1	9.2
Depreciation and amortization	24.6	22.4	48.9	44.8
EBITDA	$159.2	$140.3	$311.9	$283.8

Adjusted net earnings	$98.7	$93.0	$190.8	$185.9
Adjusted income taxes	30.3	29.6	61.1	60.9
Interest expense	5.6	4.6	11.1	9.2
Depreciation and amortization	24.6	22.4	48.9	44.8
Adjusted EBITDA	$159.2	$149.6	$311.9	$300.8

Gross profit	$308.6	$284.4	$609.5	$571.6
Restructuring and other charges	—	1.5	—	1.5
Adjusted gross profit	$308.6	$285.9	$609.5	$573.1

Operating expense	$178.9	$168.1	$355.2	$336.0
Restructuring and other charges	—	(7.8)	—	(15.4)
Adjusted operating expense	$178.9	$160.2	$355.2	$320.5

Operating income	$129.7	$116.3	$254.3	$235.6
Restructuring and other charges	—	9.3	—	16.9
Adjusted operating income	$129.7	$125.7	$254.3	$252.6

Net earnings	$98.7	$86.0	$190.8	$173.2
Restructuring and other charges, net of tax	—	7.0	—	12.7
Adjusted net earnings	$98.7	$93.0	$190.8	$185.9

Diluted EPS	$0.81	$0.70	$1.56	$1.40
Restructuring and other charges per share	—	0.06	—	0.10
Adjusted diluted EPS	$0.81	$0.75	$1.56	$1.50
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2024 Earnings Press Release Schedules